Exhibit 1.01

CONFLICT MINERALS REPORT
Diebold, Incorporated
For the Year Ended December 31, 2015

Introduction
This Conflict Minerals Report (the “Report”) of Diebold, Incorporated, including its consolidated subsidiaries (“Diebold,” “we,” or “our”) is filed as an exhibit to Form SD as required by Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2015 through December 31, 2015 (the “Reporting Period”). Forward-looking statements contained in this Report are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to Diebold’s compliance efforts and expected actions identified in this Report.
These forward-looking statements are subject to various risks, uncertainties, and assumptions, including, among other matters, Diebold’s customers’ requirements to use certain suppliers, Diebold’s suppliers’ responsiveness and cooperation with Diebold’s due diligence efforts, Diebold’s ability to implement improvements in its conflict minerals program, and Diebold’s ability to identify and mitigate related risks in its supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see Diebold’s other filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q. Diebold makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.
This Report has not been audited, nor is an independent private sector audit required for this Report.
Company Overview
Diebold is a leading provider of self-service innovation, security, and services to financial, retail, commercial, and other markets. We have two core lines of business: Financial Self-Service and Security Solutions. Financial Self-Service includes comprehensive ATM outsourcing, ATM security, deposit automation, recycling and payment terminals, and software. Security Solutions encompasses physical and electronic security systems as well as assisted transactions, providing total security systems solutions to financial, commercial, retail, and other markets.
Reasonable Country of Origin Inquiry
Diebold identified the potential use of certain necessary minerals (i.e., gold, columbite-tantalite (coltan), cassiterite, wolframite, and their derivatives, which are limited to tantalum, tin, and tungsten) (“Conflict Minerals”) in the production of Diebold manufactured or contracted to manufacture products. Therefore, for the Reporting Period, a good faith, reasonable country of origin inquiry (“RCOI”) was undertaken to determine if any of the necessary Conflict Minerals contained in our products originated in the Democratic Republic of the Congo or an adjoining country (“Covered Country”) or came from recycled or scrap sources.
For the Reporting Period, Diebold surveyed approximately 255 global suppliers that (a) had a spend value of $100,000 or more in calendar year 2014 and (b) provided parts and materials directly to Diebold that were used for the manufacturing of, or contracting to manufacture of, our products (“Direct Suppliers”). After review, we believe that these 255 Direct Suppliers accounted for approximately 97% of Diebold’s global direct manufacturing spend in calendar year 2014. We asked the Direct Suppliers to complete the most current Conflict Minerals Reporting Template (which was Revision 4.01a at that time) (“CMRT”) developed by the Conflict-Free Sourcing Initiative (“CFSI”) and received responses from approximately 184 Direct Suppliers. We reviewed the responses for completeness, accuracy, and consistency. When we determined that our Direct Suppliers’ responses contained information we believed to be incomplete, inaccurate, or contained potentially inconsistent responses, we followed up with those Direct Suppliers by e-mail or phone to seek additional information or clarification about those responses.
Based on both the Direct Suppliers’ direct responses regarding the origin of their Conflict Minerals, and Diebold’s RCOI response validation and data collection, there is a possibility that certain of the Conflict Minerals in our manufactured or contracted to manufacture products for the Reporting Period may have originated in a Covered Country and are not from recycled or scrap sources. Accordingly, we performed due diligence in an effort to determine the source and chain of custody of these necessary Conflict Minerals.
Due Diligence
Design of Due Diligence
Diebold’s due diligence process was designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for tin, tantalum, and tungsten and for gold (“OECD Guidance”), as it relates to Diebold’s position in the supply chain as a “downstream” purchaser.
Due Diligence Measures Performed
The following is a description of the due diligence measures we performed for the Reporting Period in accordance with the OECD Guidance.
OECD Step 1: Establish and Maintain Strong Company Management Systems
Diebold established a Conflict Minerals Management Committee (the “Committee”) to set and manage our objectives and processes regarding Conflict Minerals. The Committee met and conferred during the Reporting Period and consisted of the Vice President and Chief Supply Chain Officer, Vice President of Internal Audit, representatives from the procurement, ethics and compliance, and communications departments, and a program manager, who was responsible for executing on the Committee’s objectives. Diebold’s Conflict Minerals Policy (the “Policy”) is the charter for the Committee and sets forth our internal compliance requirements regarding Conflict Minerals. Pursuant to the Policy, we record and retain all information and findings from the RCOI and due diligence process for 5 years in a centralized Company system.
Our Supplier Code of Conduct was sent to all Direct Suppliers during the Reporting Period, which required them to support a sustainable and transparent supply chain and conduct due diligence on their own supply chains, among other things. The Supplier Code of Conduct is available on our company website at http://www.diebold.com/company/overview/corporate-responsibility. The content of any website referred to in this Report is not incorporated by reference in this Report. Throughout the Reporting Period, to the extent possible, we incorporated the Supplier Code of Conduct into some of our supplier contracts.
Suppliers and employees are encouraged to utilize our grievance mechanisms to report concerns or violations of Diebold’s Code of Business Ethics, Supplier Code of Conduct, or other internal policies. Suppliers and employees may contact Diebold’s sourcing managers, our ethics and compliance team, or the Diebold EthicsPoint hotline to make such reports.
OECD Step 2: Identify and Assess Risks in the Supply Chain
Diebold’s Vice President and Chief Supply Chain Officer sent a communication to all Direct Suppliers explaining our Conflict Minerals objectives. After receiving CMRT or other responses from our Direct Suppliers, we utilized internal automated and manual systems (“the System”) to organize, sort, and analyze all CMRT data provided by Direct Suppliers.
When incomplete or non-responsive information was received, we sent follow up e-mail reminders to the Direct Supplier. If we did not receive sufficient information after two e-mail reminders, the Direct Supplier was escalated to its Diebold sourcing manager, who was responsible for communicating directly with the Direct Supplier to resolve outstanding issues. Completed CMRTs and other responses were then loaded into our System.
OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks
We reviewed Direct Supplier responses for smelter and refiner information and compared that information to the list of smelters and refiners that have received a “compliant” designation from the CFSI’s Conflict-Free Smelter Program (“CFSP”) or other independent third party audit program such as the London Bullion Market Association’s Responsible Gold Programme and the Responsible Jewellery Council’s Chain-of-Custody Certification Program.
OECD Step 4: Carry out Independent Third-Party Audit of Smelter’s/Refiner’s Due Diligence Practices
We do not have direct relationships or communications with smelters or refiners of Conflict Minerals and thus we do not carry out audits of these facilities. However, as a member of the CFSI (member code: DBLD), we leverage and support the audits conducted on smelters and refiners by the CFSP. We also urge our Direct Suppliers to gather information from their suppliers and the rest of their supply chain in order to accurately complete the CMRT.
OECD Step 5: Report Annually on Supply Chain Due Diligence
This Report is publicly available on our website at http://www.diebold.com/company/overview/corporate-responsibility and is filed with the SEC.
Results of Review
Facilities Used to Process the Necessary Conflict Minerals
Our Direct Suppliers identified a total of 1,484 purported smelters and refiners in their CMRT responses. We analyzed and compared the smelters and refiners identified by our Direct Suppliers to CFSP smelter and refiner information. Based on our analysis, as of May 24, 2016, we determined that 346 of the smelters or refiners were included on the CFSP Smelter Reference List, of which 207 were designated compliant by the CFSP.
Most of our Direct Suppliers provided their responses at a company level and, although some of the Direct Suppliers provided product level responses, we were unable to determine whether a particular smelter or refiner named in the responses processed the necessary Conflict Minerals in our products.
The facilities identified by our Direct Suppliers that may have processed the Conflict Minerals contained in our products include, but may not be limited to, the CFSP compliant smelters and refiners listed in Table 1.
Country of Origin of Our Necessary Conflict Minerals
Using the CFSI RCOI Data Document (dated May 3, 2016), we were able to gather information about countries of origin associated with the CFSP compliant smelters and refiners named by our Direct Suppliers, but we are not able to determine the country of origin of the specific Conflict Minerals contained in the products we purchased from our Direct Suppliers. The list of countries of origin associated with the CFSP compliant smelters and refiners listed on Table 1 is attached hereto as Table 2.
Efforts to Determine the Mine or Location of Origin
We have determined that the most reasonable effort we can make to determine the mines or locations of origin of our Conflict Minerals is to seek information from our Direct Suppliers about the smelters and refiners and the countries of origin of the necessary Conflict Minerals in the products we purchase from them and urge that our Direct Suppliers do the same with their direct suppliers. We must rely on our Direct Suppliers and indirect suppliers to provide information about the mine or location of origin of the necessary Conflict Minerals in our products.
Future Steps to Mitigate Risk
For the reporting period for the calendar year ending December 31, 2016, we expect to continue the due diligence measures described in this report, including retaining our membership in the CFSI. We expect to continue our efforts to obtain better visibility into our supply chain through the use of CMRT surveys and analysis of Direct Supplier smelter/refiner and country of origin information. As we enter into new supply contracts or renew existing contracts, we expect to add, to the extent possible, provisions to those agreements that would require Direct Suppliers to comply with our Supplier Code of Conduct, including the submission of information about Conflict Minerals used in parts and materials supplied to us. We expect to continue to urge our Direct Suppliers to investigate their supply chains to clarify and eliminate all undetermined or unknown responses. Finally, we expect to process outstanding responses from Direct Suppliers we received after the cut-off date relating to this Reporting Period as part of our ongoing Conflict Minerals program.

TABLE 1

Metal	Smelter Name	Smelter Country
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold - und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Aurubis,Norddeutsche Affinererie AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Mineral AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation (Xstrata)	CANADA
Gold	Chimet (Faggi Enrico Spa)	ITALY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mistubishi Materials Corporation	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck Inc. (US)	UNITED STATES
Tantalum	H.C. Starck Ltd. (JP)	JAPAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	HI-TEMP SPECIALTY METALS INCORPORATED	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. (OTIC)	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cemented Carbilde	CHINA
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources Inc	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PAKISTAN
Tin	Minsur SA	PERU
Tin	Mistubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OM Manufacturing Phils. Inc.	PHILIPPINES
Tin	OMSA - Operaciones Metalúrgical S.A.	BOLIVIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda	BRAZIL
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

TABLE 2

Angola	Germany	Republic of Congo
Argentina	Guyana	Russia
Australia	Hungary	Rwanda
Austria	India	Sierra Leone
Belgium	Indonesia	Singapore
Bolivia	Ireland	Slovakia
Brazil	Israel	South Africa
Burundi	Japan	South Korea
Cambodia	Kazakhstan	South Sudan
Canada	Kenya	Spain
Central African Republic	Laos	Suriname
Chile	Luxembourg	Switzerland
China	Madagascar	Taiwan
Colombia	Malaysia	Tanzania
Côte D'Ivoire	Mongolia	Thailand
Czech Republic	Mozambique	Uganda
Djibouti	Myanmar	United Kingdom
Ecuador	Namibia	United States of America
Egypt	Netherlands	Vietnam
Estonia	Nigeria	Zambia
Ethiopia	Peru	Zimbabwe
France	Portugal